                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  FORM 8-K/A

                                CURRENT REPORT
                               (AMENDMENT NO. 1)
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 30, 1999

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                    --------------------------------------

                (Exact name of issuer as specified in charter)

         Delaware                  0-29092                      54-1708481
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
     of Incorporation)           File Number)               Identification No.)

                             1700 Old Meadow Road
                            McLean, Virginia 22102
                   (Address of principal executive offices)

                                (703) 902-2800
             (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        ------------------------------------------------------------------

    (a) Financial Statements of Business Acquired.

        Telegroup, Inc. and Certain Subsidiaries:

        . Independent Auditors' Report.
        . Combined Balance Sheets as of December 31, 1997 and 1998.
        . Combined Statements of Operations for the years ended
          December 31, 1996, 1997 and 1998.
        . Combined Statements of Comprehensive Losses for the years ended
          December 31, 1996, 1997, and 1998.
        . Combined Statements of Shareholders' Equity (Deficit) for the years ended December 31, 1996, 1997 and 1998.
        . Combined Statements of Cash Flows for the years ended
          December 31, 1996, 1997 and 1998.
        . Notes to Combined Financial Statements.
        . Combined Balance Sheets as of December 31, 1998 and March 31, 1999. . Combined Statements of Operations and Comprehensive Losses for the
          three months ended March 31, 1998 and 1999.
        . Combined Statements of Cash Flows for the three months ended
          March 31, 1998 and 1999.


    (b) Pro Forma Financial Information.

        Primus Telecommunications Group, Incorporated and Subsidiaries:

        . Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999.
        . Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1999.
        . Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998.

    (c) Exhibits.

2.1 Asset and Stock Purchase Agreement by and between the Company and Telegroup dated June 30, 1999.*

4.1 First Supplemental Indenture dated June 30, 1999, by and between the Company and First Union National Bank, as Trustee.*

4.2 Indenture, dated January 29, 1999, by and between the Company and First Union National Bank, as Trustee; Incorporated by reference to Exhibit
        4.7 of the Company's Registration Statement on Form S-4/A, dated May 6, 1999, File No. 333-76965.*

4.3     Specimen 11 1/4% Senior Note due 2009 of the Company, CUSIP No.
        741929AF0.*

--------------
* Previously filed.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PRIMUS TELECOMMUNICATIONS GROUP,
                                        INCORPORATED

                                        /s/ Neil L. Hazard
                                        ---------------------------------
Date: July 30, 1999                     By: Neil L. Hazard
                                        Executive Vice President and
                                        Chief Financial Officer

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors
Telegroup, Inc.:

   We have audited the accompanying combined balance sheets of Telegroup, Inc. and certain subsidiaries (the Company) as of December 31, 1997 and 1998 and the related combined statements of operations, comprehensive losses, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Telegroup, Inc. and certain subsidiaries as of December 31, 1997 and 1998 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

   The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the combined financial statements, the Company has filed for protection under Chapter 11 of the United States Bankruptcy Code due to significant financial and liquidity problems. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

July 9, 1999

Lincoln, Nebraska

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                          COMBINED BALANCE SHEETS

                        December 31, 1997 and 1998

                                                        1997          1998
                                                    ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents........................ $ 72,763,095    19,101,837
  Securities available-for-sale....................   21,103,030           --
  Accounts receivable and unbilled services, less
   allowance for credit losses of $6,074,795 in
   1997 and $4,423,308 in 1998.....................   52,863,679    52,492,330
  Income tax recoverable...........................    2,693,679       212,938
  Prepaid expenses and other assets................    1,274,952     2,981,706
  Receivables from shareholders (note 5)...........       39,376        85,777
  Receivables from employees.......................      152,259        54,901
                                                    ------------  ------------
    Total current assets...........................  150,890,070    74,929,489
                                                    ------------  ------------
Net property and equipment (note 6)................   27,372,572    54,676,104
                                                    ------------  ------------
Other assets:
  Deposits and other assets (note 6)...............    3,594,072     4,418,531
  Goodwill, net of amortization of $142,203 in 1997
   and $223,458 in 1998 (note 4)...................    3,102,707     4,148,679
  Capitalized software, net of amortization (note
   2)..............................................    1,724,758     3,334,549
  Debt issuance costs, net of amortization (note
   3)..............................................    3,648,026     3,513,108
                                                    ------------  ------------
                                                      12,069,563    15,414,867
                                                    ------------  ------------
    Total assets................................... $190,332,205   145,020,460
                                                    ============  ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable (note 8)........................ $ 46,754,624    88,602,750
  Commissions payable..............................    7,691,401     4,173,700
  Accrued expenses (notes 8 and 10)................    4,466,320     6,551,162
  Notes payable (note 3)...........................          --     24,832,437
  Customer deposits................................      777,847       693,781
  Unearned revenue.................................      186,779       153,430
  Current portion of capital lease obligations
   (note 7)........................................      158,706       123,656
  Current portion of long-term debt (note 3).......       93,788   111,130,591
                                                    ------------  ------------
    Total current liabilities......................   60,129,465   236,261,507
                                                    ------------  ------------
Capital lease obligations, excluding current
 portion (note 7)..................................      221,179        37,483
Long-term debt, excluding current portion (note
 3)................................................  101,450,951       118,677
Minority interest (note 4).........................          --            --
Common stock, no par or stated value; 150,000,000
 shares authorized, 30,889,945 and 33,689,785
 issued and outstanding in 1997 and 1998,
 respectively......................................          --            --
Additional paid-in capital.........................   51,649,660    63,313,048
Retained deficit (note 1)..........................  (23,075,221) (155,267,829)
Accumulated other comprehensive income (deficit)...      (43,829)      557,574
                                                    ------------  ------------
    Total shareholders' equity (deficit)...........   28,530,610   (91,397,207)
Commitments and contingencies (notes 6 and 11)
                                                    ------------  ------------
    Total liabilities and shareholders' equity
     (deficit)..................................... $190,332,205   145,020,460
                                                    ============  ============

         See accompanying notes to combined financial statements.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     COMBINED STATEMENTS OF OPERATIONS

               Years ended December 31, 1996, 1997 and 1998

                                             1996         1997         1998
                                         ------------  -----------  -----------
Revenues:
  Retail...............................  $179,146,795  220,691,970  234,662,249
  Wholesale............................    34,060,714  112,408,905  125,269,438
                                         ------------  -----------  -----------
    Total revenues.....................   213,207,509  333,100,875  359,931,687
Cost of revenues (note 11).............   150,536,859  252,054,271  299,650,665
                                         ------------  -----------  -----------
Gross profit...........................    62,670,650   81,046,604   60,281,022
                                         ------------  -----------  -----------
Operating expenses:
  Selling, general and administrative
   expenses (notes 6, 10
   and 13).............................    59,651,857   87,370,378  106,342,704
  Depreciation and amortization........     1,881,619    4,959,785   10,939,925
  Stock option-based compensation (note
   8)..................................     1,032,646      342,380      285,317
  Impairment of long-lived assets
   (notes 4 and 6).....................           --           --    14,798,830
                                         ------------  -----------  -----------
    Total operating expenses...........    62,566,122   92,672,543  132,366,776
                                         ------------  -----------  -----------
    Operating income (loss)............       104,528  (11,625,939) (72,085,754)
Other income (expense):
  Interest expense.....................      (578,500)  (4,208,328) (11,069,365)
  Interest income......................       377,450    2,014,395    2,406,269
  Foreign currency transaction loss....      (147,752)    (571,637)    (632,761)
  Other................................       118,504      290,622       84,756
                                         ------------  -----------  -----------
    Loss before income taxes and
     extraordinary item................      (125,770) (14,100,887) (81,296,855)
Income tax benefit (expense) (note 9)..         7,448      576,526      (29,908)
Minority interest in share of loss
 (note 4)..............................           --           --           --
                                         ------------  -----------  -----------
    Loss before extraordinary item.....      (118,322) (13,524,361) (81,326,763)
Extraordinary item, loss on
 extinguishment of debt, net of income
 tax benefit of $1,469,486 (note 3)....           --    (9,970,815)         --
                                         ------------  -----------  -----------
    Net loss...........................  $   (118,322) (23,495,176) (81,326,763)
                                         ============  ===========  ===========

         See accompanying notes to combined financial statements.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                COMBINED STATEMENTS OF COMPREHENSIVE LOSSES

               Years ended December 31, 1996, 1997 and 1998

                                            1996        1997         1998
                                          ---------  -----------  -----------
Net loss................................. $(118,322) (23,495,176) (81,326,763)
Foreign currency translation adjustment,
 net of tax..............................    (2,203)     (41,626)     601,403
                                          ---------  -----------  -----------
  Comprehensive loss..................... $(120,525) (23,536,802) (80,725,360)
                                          =========  ===========  ===========

         See accompanying notes to combined financial statements.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

           COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

               Years ended December 31, 1996, 1997 and 1998

                                                                      Accumulated
                                                                      other com-      Total
                            Common Stock    Additional    Retained    prehensive  shareholders'
                          -----------------  paid-in      earnings      income       equity
                            Shares   Amount  capital     (deficit)     (deficit)    (deficit)
                          ---------- ------ ----------  ------------  ----------- -------------
Balances at December 31,
 1995...................  24,651,989  $--        4,595     3,142,852        --       3,147,447
Dividends...............         --    --          --       (425,000)       --        (425,000)
Net loss................         --    --          --       (118,322)       --        (118,322)
Issuance of common
 stock..................   1,297,473   --       52,366           --         --          52,366
Notes receivable from
 shareholders for common
 stock..................         --    --      (52,366)          --         --         (52,366)
Shares issued in
 connection with
 business combinations
 (note 4)...............     262,116   --      573,984           --         --         573,984
Compensation expense in
 connection with stock
 option plan (notes 3
 and 8).................         --    --    1,032,646           --         --       1,032,646
Warrants issued in
 connection with the
 Private Offering (note
 8).....................         --    --    9,153,951           --         --       9,153,951
Change in foreign
 currency translation...         --    --          --            --      (2,203)        (2,203)
                          ----------  ----  ----------  ------------    -------    -----------
Balances at December 31,
 1996...................  26,211,578   --   10,765,176     2,599,530     (2,203)    13,362,503
Net loss................         --    --          --    (23,495,176)       --     (23,495,176)
Carve-out of uncombined
 subsidiaries (note 1)..         --    --          --     (2,179,575)       --      (2,179,575)
Issuance of shares, net
 of offering expenses
 (note 8)...............   4,450,000   --   39,825,343           --         --      39,825,343
Shares issued in
 connection with
 business combination
 (note 4)...............      40,000   --      470,000           --         --         470,000
Compensation expense in
 connection with stock
 option plan (note 8)...         --    --      342,380           --         --         342,380
Issuance of shares for
 options exercised (note
 8).....................     188,367   --      246,761           --         --         246,761
Change in foreign
 currency translation...         --    --          --            --     (41,626)       (41,626)
                          ----------  ----  ----------  ------------    -------    -----------
Balances at December 31,
 1997...................  30,889,945   --   51,649,660   (23,075,221)   (43,829)    28,530,610
Net loss................         --    --          --    (81,326,763)       --     (81,326,763)
Carve-out of uncombined
 subsidiaries (note 1)..         --    --          --    (50,865,845)       --     (50,865,845)
Shares issued in
 connection with
 business combinations
 (note 4)...............     538,232   --    7,066,524           --         --       7,066,524
Compensation expense in
 connection with stock
 option plan (note 8)...         --    --      285,317           --         --         285,317
Commission expense in
 connection with
 independent agent stock
 option plan (note 8)...         --    --      474,241           --         --         474,241
Shares issued in-lieu of
 future commissions
 (note 13)..............     181,737   --    1,592,234           --         --       1,592,234
Payment received on note
 receivable from
 shareholders...........         --    --       52,366           --         --          52,366
Issuance of shares for
 warrants exercised
 (note 8)...............   1,327,333   --          --            --         --             --
Unissued warrants in
 connection with
 forbearance agreements
 (note 8)...............         --    --          --            --         --             --
Issuance of shares for
 property purchase......     204,035   --    1,466,649           --         --       1,466,649
Warrants issued for
 property purchase (note
 8).....................         --    --        9,758           --         --           9,758
Issuance of shares for
 options exercised (note
 8).....................     537,503   --      702,128           --         --         702,128
Issuance of shares for
 litigation settlement..      11,000   --       14,171           --         --          14,171
Change in foreign
 currency translation...         --    --          --            --     601,403        601,403
                          ----------  ----  ----------  ------------    -------    -----------
Balances at December 31,
 1998...................  33,689,785  $--   63,313,048  (155,267,829)   557,574    (91,397,207)
                          ==========  ====  ==========  ============    =======    ===========

         See accompanying notes to combined financial statements.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     COMBINED STATEMENTS OF CASH FLOWS

               Years ended December 31, 1996, 1997 and 1998

                                             1996         1997         1998
                                         ------------  -----------  -----------
Cash flows from operating activities:
 Net loss..............................  $   (118,322) (23,495,176) (81,326,763)
 Adjustments to reconcile net loss to
  net cash provided by (used in)
  operating activities:
 Depreciation and amortization.........     1,881,619    4,959,785   10,939,925
 Assets held for disposal..............           --           --     1,263,991
 Deferred income taxes.................       229,933      635,167          --
 Impairment of long-lived assets.......           --           --    14,798,830
 Loss on sale of equipment.............           --       227,672      114,491
 Loss on extinguishment of debt........           --    10,040,301          --
 Issuance of shares for litigation
  settlement...........................           --           --        14,171
 Provision for credit losses on
  accounts receivable..................     5,124,008    8,407,168    9,369,240
 Accretion of debt discounts...........        48,077    1,874,090    8,225,692
 Stock option-based compensation
  expense..............................     1,032,646      342,380      285,317
 Stock option-based commission
  expense..............................           --           --       474,241
 Changes in operating assets and
  liabilities, excluding the effects of
  business combinations:
 Accounts receivable and unbilled
  services.............................   (14,199,095) (28,671,383)  (7,518,222)
 Prepaid expenses and other assets.....      (134,946)    (979,711)    (841,421)
 Deposits and other assets.............       (80,001)  (4,555,603)  (8,963,770)
 Accounts payable, commissions payable
  and accrued expenses.................    16,292,448   19,091,546   36,462,512
 Income taxes..........................    (5,323,692)  (1,064,375)   2,480,741
 Unearned revenue......................        64,276      122,503      (33,349)
 Customer deposits.....................        87,506      174,907      (84,066)
                                         ------------  -----------  -----------
  Net cash provided by (used in)
   operating activities................     4,904,457  (12,890,729) (14,338,440)
                                         ------------  -----------  -----------
Cash flows from investing activities:
 Purchases of equipment................    (9,067,923) (20,192,680) (36,885,963)
 Sales (purchases) of securities
  available-for-sale...................           --   (21,103,030)  21,103,030
 Proceeds from sale of equipment.......           --       450,000      126,191
 Capitalization of software............    (1,789,604)    (316,785)  (2,057,012)
 Cash paid in business combinations,
  net of cash acquired.................      (468,187)    (656,334)  (2,576,145)
 Net change in receivables from
  shareholders and employees...........        63,334      (91,122)      50,957
                                         ------------  -----------  -----------
  Net cash used in investing
   activities..........................   (11,262,380) (41,909,951) (20,238,942)
                                         ------------  -----------  -----------
Cash flows from financing activities:
 Net proceeds (principal payments) from
  (on) notes payable...................    (2,000,000)         --    24,832,437
 Proceeds from issuance of senior
  subordinated notes...................    20,000,000          --           --
 Proceeds from issuance of convertible
  subordinated notes...................           --    25,000,000          --
 Proceeds from issuance of senior
  discount notes.......................           --    74,932,500          --
 Prepayment of senior subordinated
  notes................................           --   (20,000,000)         --
 Debt issuance costs...................    (1,450,281)  (3,753,558)    (471,532)
 Net proceeds from issuance of stock...           --    39,825,343          --
 Net proceeds from options exercised...           --       246,761      702,128
 Dividends paid........................      (950,000)         --           --
 Net proceeds (principal payments) from
  (on) other long-term borrowings......       530,803     (452,762)   1,478,837
 Principal payments under capital lease
  obligations..........................      (180,901)    (168,321)    (143,272)
 Proceeds received (borrowings) on note
  due from shareholders................       (25,881)         --        52,366
                                         ------------  -----------  -----------
  Net cash provided by financing
   activities..........................    15,923,740  115,629,963   26,450,964
                                         ------------  -----------  -----------
 Exchange rate changes.................        (2,203)     (41,626)     601,403
 Carve-out of uncombined subsidiaries..           --    (2,179,575) (50,865,845)
 Shares issued in connection with
  business combinations of uncombined
  subsidiaries.........................           --           --     4,729,602
                                         ------------  -----------  -----------
  Net increase (decrease) in cash and
   cash equivalents....................     9,563,614   58,608,082  (53,661,258)
                                         ------------  -----------  -----------
Cash and cash equivalents at beginning
 of year...............................     4,591,399   14,155,013   72,763,095
                                         ------------  -----------  -----------
Cash and cash equivalents at end of
 year..................................  $ 14,155,013   72,763,095   19,101,837
                                         ============  ===========  ===========
Supplemental disclosures of cash flow
 information:
 Interest paid.........................  $    356,270    3,930,558    2,545,501
                                         ============  ===========  ===========
 Income taxes paid.....................  $  5,164,634          795       82,283
                                         ============  ===========  ===========
Supplemental disclosures of noncash
 investing and financing activities:
 Dividends declared....................  $    425,000          --           --
                                         ============  ===========  ===========
 Common stock issued in connection with
  business combinations................  $    573,984      470,000    7,066,524
                                         ============  ===========  ===========
 Common stock issued in consideration
  for notes receivable.................  $     52,366          --           --
                                         ============  ===========  ===========
 Equipment acquired under capital
  lease................................  $        --       108,504          --
                                         ============  ===========  ===========
 Common stock issued in-lieu of future
  commissions..........................  $        --           --     1,592,234
                                         ============  ===========  ===========
 Common stock and warrants issued in
  connection with property purchase....  $        --           --     1,476,407
                                         ============  ===========  ===========

         See accompanying notes to combined financial statements.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                  NOTES TO COMBINED FINANCIAL STATEMENTS

                     December 31, 1996, 1997 and 1998

(1) BASIS OF PRESENTATION

   On February 10, 1999 (the Filing Date), amidst increasing financial and liquidity problems, Telegroup, Inc. filed for protection under Chapter 11 of the United States (U.S.) Bankruptcy Code, as amended (the Bankruptcy Code). Telegroup, Inc. filed a voluntary petition to operate as a Debtor in Possession
(DIP) in the U.S. Bankruptcy Court District of New Jersey (the Bankruptcy Court). Telegroup, Inc.'s subsidiary companies have not filed for Chapter 11 protection. Telegroup, Inc.'s equity interests in such subsidiaries represent assets of the bankruptcy estate.

   The commencement of a Chapter 11 bankruptcy proceeding results in the imposition of an automatic stay against the commencement or continuation of any judicial, administrative or other proceeding against Telegroup, Inc., against any act to obtain possession of property of or from Telegroup, Inc., and against any act to create, perfect or enforce any lien against property of Telegroup, Inc., subject to certain exceptions permitted under the Bankruptcy Code. Telegroup, Inc.'s creditors, therefore, are generally prohibited from attempting to collect prepetition debts without the consent of the Bankruptcy Court. Any creditor may seek relief from the automatic stay and, if applicable, enforce a lien against its collateral, if authorized by the Bankruptcy Court. There are various other provisions of the Bankruptcy Code which may impose limitations or constraints on Telegroup, Inc.'s operations.

   Pursuant to provisions of the Bankruptcy Code, claims arising prior to the filing of the petition under Chapter 11 of the Bankruptcy Code may not be paid outside of a plan of reorganization without prior approval of the Bankruptcy Court. Certain prepetition claims have subsequently been paid or satisfied with approval from the Bankruptcy Court. These claims include payments for commissions and wages, salaries and employee benefits.

   Since the Filing Date, Telegroup, Inc. has continued in possession of its properties and as a DIP is authorized to operate and manage its business and to enter into all transactions that it could have entered into in the ordinary course of its business had there been no Chapter 11 filing. Subsequent to the Filing Date, Telegroup, Inc. restructured the terms of many of its relationships with critical telecommunications service carriers and reduced significant portions of its general and administrative costs, in an effort to effectively manage its liquidity problems. In March 1999, the Bankruptcy Court set a date of June 15, 1999 (the Bar Date) as the date for which all pre-Filing Date claims could be filed by creditors against Telegroup, Inc.

   During the first quarter of 1999, Telegroup, Inc. continued to operate as a DIP and petitioned the Bankruptcy Court for approval to sell the majority of its assets under Sections 363 and 365 of the Bankruptcy Code. Following the approval of the Bankruptcy Court and a public notice, on May 26, 1999, Primus Telecommunications, Inc. (Primus) emerged as highest bidder at the auction and committed to purchase the majority of Telegroup, Inc.'s assets, including the common stock of Telegroup, Inc.'s subsidiary companies, excluding the subsidiaries located in Australia and New Zealand, which include Telegroup Network Services Australia Pty Limited, Telegroup Network Services New Zealand Pty Limited, and Switch Telecommunications Pty Limited (collectively the Australian and New Zealand Subsidiaries) (the Core Business Assets), for $71,825,000. The sale of the Core Business Assets to Primus, including an additional sale of accounts receivable and other assets less assumed liabilities for approximately $22,190,000, closed on June 30, 1999. The effective date of these transactions was June 1, 1999. The purchase price was paid by Primus in unregistered debt securities of $45,467,000 in the form of 11.25% Senior Notes due 2009 (the Primus Notes), a $4,592,006 promissory note due 60% on July 30, 1999 and 40% on August 31, 1999, and cash.

   In addition, the auction resulted in other telecommunications carriers purchasing certain other fixed assets of Telegroup, Inc. for approximately $5,600,000 in cash.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

   Telegroup, Inc. used the auction proceeds to pay in full its asset-based line of credit and term loan with Foothill Capital Corp. (Foothill) (see note
3). The remaining assets of Telegroup, Inc., consisting primarily of cash and Primus Notes obtained from the sale of assets from the auction, are being held subject to the review and reconciliation of creditors' proofs of claims that have been filed with the Bankruptcy Court against Telegroup, Inc. as of the Bar Date. Management of Telegroup, Inc. have estimated and accrued known claims it believes are valid relating to products and/or services received prior to December 31, 1998 in the accompanying combined financial statements. However, a number of disputed claims exist which are individually significant in amount and which, together, are materially in excess of the amounts reflected in the accompanying combined financial statements. Disputed claims for products and/or services received prior to December 31, 1998 have been reflected at such amounts, if any, that are estimated will be allowed. Disputed claims could be greater than or less than the amounts reflected in the accompanying financial statements and these differences may be material. It is anticipated that claims will be reconciled in connection with the consummation of a Chapter 11 plan of liquidation. The ultimate amount and classification of claims which will be allowed can not be estimated at this time.

   Pursuant to provisions of the Bankruptcy Code, Telegroup, Inc. has until the confirmation of a plan of reorganization to assume or reject executory contracts and unexpired leases of personal property, subject to the discretion of the Bankruptcy Court, on request of a party to such contract or lease, to require Telegroup, Inc. to determine within a specified time period whether to assume a particular executory contract or unexpired lease of personal property. Generally, a Chapter 11 debtor must assume all leases of nonresidential real property within 60 days of its Chapter 11 filing, or such leases will be deemed rejected, unless the Bankruptcy Court, for cause, within such 60-day period establishes a longer period for assumption decisions. Subject to certain exceptions, by order of the Bankruptcy Court, Telegroup, Inc. obtained an extension of time within which to assume or reject its nonresidential real property leases.

   Assumption of an executory contract or unexpired lease under the Bankruptcy Code requires Telegroup, Inc., among other things, to cure all defaults under such executory contract or unexpired lease. Rejection of an executory contract or unexpired lease constitutes a breach of such executory contract or unexpired lease immediately before the date of the filing of the Chapter 11 petition, giving the other party to the contract or unexpired lease the right to assert a general unsecured claim against the bankruptcy estate for damages arising out of the breach. Prior to the filing of Telegroup, Inc.'s plan of liquidation, Telegroup, Inc. anticipates that it will notify the Bankruptcy Court of those contracts and leases that it will assume or reject as of the effective date of the plan of liquidation. Included in Primus's purchase agreement, Primus will assume certain executory contracts and unexpired leases. Telegroup, Inc. will reject all remaining contracts and leases. Primus continues to review Telegroup, Inc.'s contracts and leases to determine which ones they will assume. The Disclosure Statement, which will be filed concurrently with the plan of liquidation, will set forth Telegroup, Inc.'s estimates of the aggregate cure amounts and rejection damage claims to be incurred in connection with assumptions and rejections for only those contracts and leases not already rejected or assumed prior to the filing of the plan of liquidation. Rejection of these executory contracts and unexpired leases could result in additional claims against the estate.

   The accompanying combined financial statements have been prepared in order for Primus to comply with certain reporting requirements of the Securities and Exchange Commission. The accompanying combined financial statements represent the accounts of Telegroup, Inc. and certain subsidiaries (the Company). As Primus is not purchasing the Australian and New Zealand Subsidiaries, these subsidiaries, in which Telegroup, Inc. has significant control, are excluded from the combined financial statements. In accordance with the accounting rules prescribed for "carve-out" financial statements, the excess of the purchase price of the Australian and New Zealand Subsidiaries over fair value of their net assets acquired recorded by Telegroup, Inc., the financial position, results of operations, comprehensive losses and cash flows for these

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

subsidiaries are not included in the combined financial statements. The net effect of the "carve-out" adjustment is reflected in retained deficit in the combined financial statements.

   The accompanying combined financial statements have been prepared on a going concern basis which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. As discussed herein, there are significant uncertainties relating to the ability of the Company to continue as a going concern. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary as a result of the outcome of the uncertainties discussed herein.

   All significant intercompany accounts and transactions have been eliminated in consolidation.

(2) NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

   The Company is an alternative provider of domestic and international telecommunications services. The Company's revenues are derived from the sale of telecommunications to retail customers, typically residential users and small- to medium-sized business and wholesale customers, typically telecommunications carriers. The Company's customers are principally located in the United States, Europe and the Pacific Rim. In both the retail and wholesale aspects of its business, the Company extends credit to customers on an unsecured basis with the risk of loss limited to outstanding amounts.

   The Company markets its services through a worldwide network of independent agents and supervisory "country coordinators". The Company extends credit to its sales representatives and country coordinators on an unsecured basis with the risk of loss limited to outstanding amounts, less commissions payable to the representatives and coordinators.

   A summary of the Company's significant accounting policies follows:

 Cash Equivalents and Securities Available-for-sale

   The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1997, cash equivalents consisted of money market instruments, U.S. Government securities, and commercial paper totaling $70,133,492. There were no cash equivalents at December 31, 1998. Securities available-for-sale represent U.S. Government securities with maturities greater than three months. Securities available-for-sale are recorded at the lower of amortized cost or market value. At December 31, 1997, amortized cost approximated market value.

 Property and Equipment

   Property and equipment are stated at cost. Equipment held under capital leases are stated at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. Amortization of assets held under capital leases and leasehold improvements are included with depreciation expense.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

 Capitalized Software Development Costs

   The Company capitalizes software costs incurred in the development of its telecommunications switching software, billing systems and other support platforms. The Company capitalizes external direct costs of materials and services consumed, internal direct payroll and payroll related costs incurred and estimated costs of debt funds used in the development of internal use software. Capitalization begins upon the completion of the preliminary project stage and ends when the software is substantially complete and ready for its intended use. Amortization of capitalized software is provided using the straight-line method over the software's estimated useful life, which ranges from one to five years. For the years ended December 31, 1997 and 1998, amortization of software development costs totaled $498,682 and $447,221, respectively. There was no amortization during 1996 as the software had not yet been complete and ready for its intended use.

 Stock Option Plan

   The Company accounts for its stock option plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income disclosures as if the fair-value method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

 Impairment of Long-lived Assets

   The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Fair value is determined using valuation techniques such as quoted market prices or the discounted present value of expected future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 Goodwill

   Goodwill results from the application of the purchase method of accounting for business combinations and represents the excess of purchase price over fair value of net assets acquired. Amortization is provided using the straight-line method over a maximum of fifteen years. For business combinations relating to the purchase of an entity's customers, goodwill is amortized using an accelerated method over the estimated life of the customers purchased or three years, whichever is shorter. Impairment is determined pursuant to the methodology used for other long-lived assets.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

 Income Taxes

   The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

 Business and Credit Concentration

   Financial instruments which potentially expose the Company to a concentration of credit risk, as defined by SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk (SFAS No. 105), consist primarily of accounts receivable. At December 31, 1998, the Company's accounts receivable balance from customers in countries outside of the U.S. was approximately $31,400,000 with an associated reserve for credit losses of approximately $2,400,000. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could effect the Company's estimate of its bad debts.

 Foreign Currency Contracts

   The Company uses foreign currency contracts to hedge foreign currency risk associated with its international accounts receivable balances. Gains or losses pursuant to these foreign currency contracts are reflected as an adjustment of the carrying value of the hedged accounts receivable. At December 31, 1997 and 1998, the Company had no material deferred hedging gains or losses.

 Revenues, Cost of Revenues and Commissions Expense

   Revenues from retail telecommunications services are recognized when customer calls are completed. Revenues from wholesale telecommunications services are recognized when the wholesale carrier's customers' calls are completed. Cost of retail and wholesale revenues are based primarily on the direct costs associated with owned and leased transmission capacity and the cost of transmitting and terminating traffic on other carriers' facilities. The Company does not differentiate between the cost of providing transmission services on a retail or wholesale basis. Commissions paid to acquire customer call traffic are expensed in the period when associated call revenues are recognized.

 Prepaid Phone Cards

   Substantially all the prepaid phone cards sold by the Company have an expiration date of twenty-four months after issuance or six months after last use. The Company records the net sales price as deferred revenue

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

when cards are sold and recognizes revenue as the ultimate consumer utilizes calling time. Deferred revenue relating to unused calling time remaining at each card's expiration is recognized as revenue upon the expiration of such card.

 Comprehensive Income

   On January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of the Company's net losses and foreign currency translation adjustments and is presented in the combined statements of comprehensive losses. SFAS No. 130 requires only additional disclosures in the combined financial statements; it does not affect the Company's financial position or results of operations.

 Foreign Currency Translation

   The functional currency of the Company is the U.S. dollar. The functional currency of the Company's foreign operations generally is the applicable local currency for the foreign subsidiary. Assets and liabilities of its foreign subsidiaries are translated at the spot rate in effect at the applicable reporting date, and the combined statements of operations and the Company's share of the results of operations of its foreign subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a separate component of equity and is included in other comprehensive income (deficit).

 Fair Value of Financial Instruments

   The fair values of cash and cash equivalents and receivables are estimated to approximate carrying value due to the short-term maturities of these financial instruments. The carrying value of accounts payable, commissions payable, lease obligations, notes payable and long-term debt cannot be reasonably estimated at December 31, 1998 due to the Company's financial and liquidity problems and uncertainties surrounding the Bankruptcy proceedings (see note 1).

 Valuation of Common Stock Issuances

   The Company issues shares of common stock for consideration on certain transactions. The Company values the shares issued based on the fair-market value of the securities issued.

 Segment Reporting

   On January 1, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. The basis for determining an enterprise's operating segments is the manner in which management operates the business.

 New Accounting Pronouncements

   SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement provides new accounting and reporting standards for the use of derivative instruments. Adoption of this statement is required by the Company effective January 1, 2001. Management believes that the impact of such adoption will not be material to the financial statements.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

(3) Debt

   Long-term debt at December 31, 1997 and 1998 is shown below:

                                                         1997          1998
                                                     ------------  ------------
   8.00% convertible subordinated notes, due April
    15, 2005, unsecured............................  $ 25,000,000    25,000,000
   10.50% senior discount notes, net of discount,
    due November 1, 2004, unsecured................    76,442,135    84,667,827
   8.50% note payable, paid in April 1998..........        11,082           --
   10.80% note payable, paid in November 1998......        80,955           --
   8.75% note payable, due monthly through February
    1999, balloon payment due March 1999, secured
    by building....................................           --        578,584
   15.00% note payable, due monthly through June
    1999, secured by building......................           --        450,512
   2.50% above prime note payable, due monthly
    through fiscal 2002, secured by office unit,
    London.........................................           --        105,118
   8.00% note payable, due monthly through July
    1999, unsecured................................           --        360,575
   10.35% note payable, due monthly through 2001,
    secured by vehicle.............................           --         20,061
   8.25% note payable, due monthly through 2001,
    secured by vehicle.............................           --         23,963
   9.28% note payable, due monthly through 2001,
    secured by vehicle.............................           --         38,793
   6.85% note payable, due monthly through 1999,
    unsecured......................................         8,204         3,835
   8.00% note payable, paid in April 1998..........         2,363           --
                                                     ------------  ------------
     Total long-term debt..........................   101,544,739   111,249,268
     Less current installments.....................       (93,788) (111,130,591)
                                                     ------------  ------------
     Long-term debt, excluding current
      installments.................................  $101,450,951       118,677
                                                     ============  ============

 Senior Subordinated Notes

   On November 27, 1996, the Company completed a private placement (Private Offering) of 12% senior subordinated notes (the Subordinated Notes) for gross proceeds of $20,000,000 which was due and payable on November 27, 2003. Net proceeds from the Private Offering, after issuance costs of $1,450,281, were $18,549,719. In connection with the Private Offering, the Company issued 20,000 warrants to purchase 1,160,107 shares of the Company's common stock (see note
8).

   The Subordinated Notes were originally recorded at $10,846,049 (a yield of 26.8%), which represents the $20,000,000 in proceeds less the $9,153,951 value assigned to the detachable warrants, which is included in additional paid-in capital. The value assigned to the warrants was being accreted to the debt using the interest method over seven years. The accretion of the value assigned to the warrants is included in interest expense in the accompanying combined financial statements.

   On September 5, 1997, the Company prepaid in full all of the outstanding Subordinated Notes. The Company paid $21,400,000, which included $20,000,000 in principal and $1,400,000 for a prepayment penalty. In addition, the Company recognized a loss of $8,741,419 and $1,298,882 for the write-off of the unamortized original issue discount and debt issuance costs, respectively. The early extinguishment of the Subordinated Notes is reflected on the combined statement of operations as an extraordinary item, net of income taxes.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

 Convertible Subordinated Notes

   On September 30, 1997, the Company issued $25,000,000 in aggregate principal amount of convertible subordinated notes due April 15, 2005. Net proceeds from the convertible notes, after issuance costs of $890,475, were $24,109,525.

   The convertible notes bear interest at 8% per annum, payable on each April 15 and October 15. The convertible notes are convertible into shares of common stock of the Company at any time before April 15, 2005, at a conversion price of $12.00 per share, subject to adjustment upon the occurrence of certain events.

   The convertible notes are redeemable, in whole or in part, at the option of the Company, at any time on or after October 15, 2000 at redemption prices (expressed as a percentage of the principal amount) declining annually from 104% beginning October 15, 2000 to 100% beginning October 15, 2003 and thereafter, together with accrued interest to the redemption date and subject to certain conditions.

   The convertible notes are unsecured obligations of the Company and are subordinated to all existing and future senior indebtedness of the Company.

 Senior Discount Notes

   On October 23, 1997, the Company issued $97,000,000 in aggregate principal amount of 10.5% senior discount notes due November 1, 2004. Net proceeds from the senior discount notes, after issuance costs of $2,863,083, were $72,069,417. The discount of $22,067,500 recorded on the senior discount notes is being accreted to the debt through May 1, 2000 using the interest method, resulting in an effective interest rate of 10.5%. The accreted value of the notes will equal the following on their semi-annual accrual dates.

      Semi-annual                                                     Accreted
          date                                                         value
      -----------                                                    ----------
   May 1, 1999...................................................... 87,576,365
   November 1, 1999................................................. 92,167,906
   May 1, 2000...................................................... 97,000,000

   Interest on the senior discount notes will neither accrue nor be payable prior to May 1, 2000 and are payable on each May 1 and November 1 thereafter. The notes are redeemable, in whole or in part, at the option of the Company, at any time on or after November 1, 2001 at redemption prices (expressed as a percentage of the principal amount) declining annually from 105.25% beginning November 1, 2001 to 100% beginning November 1, 2004 and thereafter, together with accrued interest to the redemption date and subject to certain conditions.

   The senior discount notes are unsecured obligations of the Company and are subordinated to all existing and future indebtedness of the Company, with the exception of the convertible subordinated notes.

   The convertible subordinated note and senior discount note indentures place certain restrictions on the ability of the Company and its subsidiaries to (i) incur additional indebtedness, (ii) make restricted payments (dividends, redemptions and certain other payments), (iii) incur liens, (iv) enter into mergers, consolidations or acquisitions, (v) sell or otherwise dispose of property, business or assets, (vi) issue and sell preferred stock of a subsidiary, and (vii) engage in transactions with affiliates.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

   Subsequent to December 31, 1998, the Company defaulted on the convertible subordinated note and senior discount note indentures by filing for protection under Chapter 11 of the U.S. Bankruptcy Code (see note 1). As a result, these notes are due and payable upon the request of the note holders. At December 31, 1998, these notes are presented as current liabilities in the combined financial statements.

 Line of Credit

   At December 31, 1998, the Company had a $15,000,000 asset-based line of credit and a $10,000,000 term loan with Foothill which provided for up to $25,000,000 in committed credit. Aggregate borrowings under the line of credit and term loan were $24,832,437 at December 31, 1998. Interest was payable at Norwest Bank's most recently announced base rate (Reference Rate) plus 2% (9.75% at December 31, 1998) and 12% per annum, respectively. Subsequent to December 31, 1998, these rates increased due to an event of default. The default rates were the Reference Rate plus 6% and 16% per annum, respectively. The credit line and term loan were collateralized by the Company's accounts receivable and substantially all other Company assets. The line of credit and term loan were paid by the Company with the proceeds received from the sale of the Company's assets on June 30, 1999 (see note 1).

(4) Business Combinations

   During 1996, 1997 and 1998, the Company acquired assets and/or common stock of various companies providing products or services in the telecommunications industry. Each acquisition was accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations are included in the combined financial statements from the date of acquisition.

   On August 21, 1996, the Company purchased TeleContinent, S.A. for $200,000. Also on August 21, 1996, the Company purchased Telegroup South Europe, Inc. Consideration for the purchase was $1,031,547 and 262,116 shares of common stock of the Company valued at $573,984, for total consideration of $1,605,531. The value of the common stock was determined by management based on information obtained from the Company's independent financial advisors. The aggregate purchase price of the acquisitions was allocated based on estimated fair values as follows:

   Current assets................................................... $  794,452
   Property and equipment...........................................     54,571
   Goodwill.........................................................  1,024,609
   Current liabilities..............................................    (68,101)
                                                                     ----------
     Total.......................................................... $1,805,531
                                                                     ==========

   During the fourth quarter of 1998, the Company recognized an impairment loss of $1,221,729 for unamortized goodwill and other long-term intangible assets relating to these subsidiaries.

   Pro forma operating results of the Company, assuming the 1996 acquisitions were consummated on January 1, 1996, do not significantly differ from reported amounts.

   On August 14, 1997, the Company acquired 60% of the common stock of, and controlling interest in, PCS Telecom, Inc. (PCS). Consideration for the purchase was $1,340,000 and 40,000 shares of unregistered common stock of the Company valued at $470,000, for total consideration of $1,810,000. PCS is a developer

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

and manufacturer of calling card platforms used by the Company and other companies. The aggregate purchase price of the acquisition was allocated based on estimated fair values as follows:

   Current assets.................................................. $ 1,279,971
   Property and equipment..........................................     534,600
   Other assets....................................................       1,855
   Goodwill........................................................   2,041,258
   Current liabilities.............................................  (2,047,684)
                                                                    -----------
     Total......................................................... $ 1,810,000
                                                                    ===========

   The minority interest deficit of 40% was included in the calculation of the Company's goodwill due to the Company recognizing 100% of PCS's net earnings or losses until the historical shareholder's equity of PCS becomes positive. No minority interest relating to PCS is reflected in the accompanying financial statements, as PCS's net assets remained at a deficit since it's acquisition.

   During the third quarter of 1998, the Company decided to significantly scale back the development and assembly of calling card platforms at PCS. This decision significantly reduced the Company's estimated future cash flows for this subsidiary. As a result of the Company's estimated shortfalls of cash flows, the Company recognized an impairment loss of $1,888,064 for unamortized goodwill relating to this subsidiary. During the fourth quarter of 1998, the Company abandoned the remaining operations of PCS. This resulted in an impairment loss on the remaining long-lived assets of $552,996.

   Pro forma operating results of the Company, assuming the PCS acquisition was consummated on January 1, 1996, do not significantly differ from reported amounts.

   On January 15, 1998, the Company acquired the operations of its Australian country coordinator. Consideration for the Australian country coordinator was $107,584 and 107,036 shares of unregistered common stock of the Company valued at $1,422,382, for total consideration of $1,529,966.

   The agreement also contained provisions which called for additional consideration if certain financial measures of the acquired operations were met subsequent to the date of acquisition. On June 5, 1998, the Company issued an additional 39,600 shares of unregistered common stock valued at $426,639 to the Australian coordinator to cancel such contingent consideration provisions in the original purchase agreement.

   The aggregate purchase price of the acquisition was allocated based on estimated fair values as follows:

   Property and equipment............................................ $   18,104
   Goodwill..........................................................  1,938,501
                                                                      ----------
     Total........................................................... $1,956,605
                                                                      ==========

   The excess of the purchase price over fair value, financial position, results of operations, comprehensive losses, and cash flows for the Australian coordinator is not included in the combined financial statements (see note 1).


   Also on January 15, 1998, the Company acquired the operations of its New Zealand country coordinator. Consideration for the New Zealand country coordinator was $105,649 and 160,554 shares of unregistered common stock of the Company valued at $2,135,368, for total consideration of $2,241,017.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

   The agreement also contained provisions which called for additional consideration if certain financial measures of the acquired operations were met subsequent to the date of acquisition. On June 5, 1998, the Company issued an additional 59,400 shares of unregistered common stock valued at $639,959 to the New Zealand coordinator to cancel such contingent consideration provisions in the original purchase agreement.

   The aggregate purchase price of the acquisition was allocated based on estimated fair values as follows:

   Property and equipment............................................ $   18,122
   Goodwill..........................................................  2,862,854
                                                                      ----------
     Total........................................................... $2,880,976
                                                                      ==========

   The excess of the purchase price over fair value, financial position, results of operations, comprehensive losses, and cash flows for the New Zealand coordinator is not included in the combined financial statements (see note 1).

   On January 21, 1998, the Company acquired the telephone portion of the operations of its Japan country coordinator. Consideration for the Japan country coordinator was $472,500. The aggregate purchase price for this acquisition was allocated based on estimated fair values as follows:

   Current assets...................................................... $ 22,241
   Property and equipment..............................................   10,115
   Goodwill............................................................  440,144
                                                                        --------
     Total............................................................. $472,500
                                                                        ========

   During the fourth quarter of 1998, the Company recognized an impairment loss of $475,061 for unamortized goodwill and other long-term intangible assets relating to this subsidiary.

   On February 3, 1998, the Company acquired a 9.9% interest in Newsnet ITN Limited (Newsnet), an Australian-based provider of international and long-distance facsimile services, for $880,770. On May 31, 1998, the Company acquired the remaining 90.1% of Newsnet for an additional $8,909,565 bringing the total consideration paid to $9,790,335. The aggregate purchase price for this acquisition was allocated based on estimated fair values as follows:

   Current assets.................................................. $ 6,504,055
   Property and equipment..........................................     682,398
   Goodwill........................................................   8,719,794
   Current liabilities.............................................  (5,747,820)
   Non-current liabilities.........................................    (368,092)
                                                                    -----------
     Total......................................................... $ 9,790,335
                                                                    ===========

   The excess of the purchase price over fair value, financial position, results of operations, comprehensive losses, and cash flows for Newsnet is not included in the combined financial statements (see note 1).

   On February 27, 1998, the Company acquired 60% of the common stock of, and controlling interest in, Redicall Pty Limited (Redicall) for $531,751 and 7,179 shares of unregistered common stock valued at $105,254, for total consideration of $637,005. Redicall is an Australian-based entity engaged in the wholesale

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

distribution of prepaid telephone calling cards. The aggregate purchase price for this acquisition was allocated based on estimated fair values as follows:

   Current assets.................................................... $ 156,337
   Property and equipment............................................     1,672
   Deposits..........................................................     8,207
   Goodwill..........................................................   760,110
   Current liabilities...............................................  (147,532)
   Non-current liabilities...........................................  (141,789)
                                                                      ---------
     Total........................................................... $ 637,005
                                                                      =========

   The minority interest deficit of 40% was included in the calculation of the Company's goodwill due to the Company recognizing 100% of Redicall's net earnings or losses until the historical shareholder's equity of Redicall becomes positive.

   The excess of the purchase price over fair value, financial position, results of operations, comprehensive losses, and cash flows of Redicall is not included in the combined financial statements (see note 1).

   On April 20, 1998, the Company purchased South East Telecom Limited, Phone Centre Communications Limited, and Corporate Networks Limited (collectively Corporate Networks). Corporate Networks is engaged in the supply, installation, and maintenance of telecommunications equipment. Consideration for the purchase was $261,600 and 164,463 shares of unregistered common stock of the Company valued at $2,336,922, for total consideration of $2,598,522. The agreement also contained provisions which called for additional consideration based on monthly usage of telephone related services by customers over a predetermined length of time as specified in the agreement. The aggregate purchase price for this acquisition was allocated based on estimated fair values as follows:

   Current assets.................................................. $ 2,171,640
   Property and equipment..........................................     501,673
   Goodwill........................................................   3,877,964
   Current liabilities.............................................  (3,952,755)
                                                                    -----------
     Total......................................................... $ 2,598,522
                                                                    ===========

   On February 10, 1999, the Company entered into an agreement that outlined the final consideration to be paid by the Company relating to the Corporate Networks acquisition. Additional consideration of $519,027 and 323,966 shares of unregistered common stock of the Company valued at $207,338 was paid and issued by Telegroup, respectively. The $519,027 was paid by Telegroup by relieving a note receivable due from the seller of Corporate Networks. At December 31, 1998, this note receivable is included in non-current other assets in the combined financial statements.

   On June 5, 1998, the Company purchased approximately 2,500 long distance customer accounts of Mediacom Telefacilities Limited (Mediacom). Mediacom provides national and international long distance services to corporate customers throughout the United Kingdom. In accordance with the purchase agreement, the Company paid consideration of $576,100. The agreement also contained provisions which called for additional consideration based on average monthly usage of the acquired customer accounts from April 1, 1998

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

through October 31, 1998. As a result of this contingent consideration, the Company paid an additional $1,317,698 in the fourth quarter of 1998. The aggregate purchase price of $1,893,798 was allocated to goodwill and will be amortized using an accelerated method over the estimated life of the acquired customers or three years, whichever is shorter.

   During the fourth quarter of 1998, the Company recognized an impairment loss of $1,485,327 for a portion of the carrying value of goodwill relating to the purchase of the Mediacom customers.

   On August 7, 1998, the Company purchased Switch Telecom Pty Ltd (Switch Telecom). Switch Telecom is a full service telecommunications provider serving medium-sized businesses throughout Australia. Consideration for Switch Telecom was $12,952,500. The purchase price for Switch Telecom was allocated based on estimated fair values as follows:

   Current assets................................................. $  6,441,499
   Property and equipment.........................................    2,195,538
   Goodwill.......................................................   16,932,383
   Current liabilities............................................  (12,616,920)
                                                                   ------------
     Total........................................................ $ 12,952,500
                                                                   ============

   The Company, through its subsidiary Switch Telecom, purchased all the assets of Frame Relay Pty Ltd (Frame Relay). Frame Relay owns an extensive data network throughout Australia and the Pacific Rim. Consideration for Frame Relay was $3,333,000. The purchase price for Frame Relay was allocated based on estimated fair values as follows:

   Current assets................................................... $  486,716
   Property and equipment...........................................  2,862,597
   Goodwill.........................................................    657,177
   Current liabilities..............................................   (673,490)
                                                                     ----------
     Total.......................................................... $3,333,000
                                                                     ==========

   The excess of the purchase price over fair value, financial position, results of operations, comprehensive losses, and cash flows of Switch Telecom and Frame Relay are not included in the combined financial statements (see note
1).

   Pro forma operating results of the Company, assuming the 1998 acquisitions were consummated on January 1, 1997 do not differ significantly from reported amounts.

(5) Related Parties

   During 1996, the Company had a management agreement with an affiliate owned by certain shareholders of the Company whereby it paid a management fee, determined annually, plus an incentive fee based upon performance. Amounts paid under this agreement totaled $415,000. The management agreement was terminated on May 15, 1996.

   In August of 1998, the Company advanced $441,000 and $1,361,000 to its Chairman of the Board of Directors and Chief Executive Officer, respectively. These advances were repaid to the Company in September 1998 with the exception of $85,777. This remaining unpaid balance is reflected as a receivable from shareholder at December 31, 1998. No interest was earned by the Company on these advances.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

(6) Property and Equipment

   Property and equipment, including network equipment owned under capital leases of $720,782 and $669,261 in 1997 and 1998, respectively, is comprised of the following:

                                                       December 31
                                                  ---------------------- Useful
                                                     1997        1998    lives
                                                  ----------- ---------- ------
   Network equipment not in-service.............. $       --   2,118,158   --
   Land..........................................     155,707    155,707   --
   Building and leasehold improvements...........     900,660  4,439,150 2--20
   Furniture, fixtures and office equipment......     816,085  1,540,702  5--7
   Computer equipment............................  10,692,148 17,646,176     5
   Network equipment.............................  20,997,896 32,394,701     5
   Indefeasible right of use agreements..........         --  11,156,410    25
   Automobiles...................................     193,426    196,362     5
                                                  ----------- ----------
                                                   33,755,922 69,647,366
   Less accumulated depreciation, including
    amounts applicable to assets acquired under
    capital leases of $315,805 in 1997 and
    $533,241 in 1998.............................   6,383,350 14,971,262
                                                  ----------- ----------
     Net property and equipment.................. $27,372,572 54,676,104
                                                  =========== ==========

   On April 23, 1998, the Company entered into a 25-year indefeasible right of use (IRU) agreement with Cable and Wireless Communications Services Limited (Cable and Wireless) for the right to use network capacity in an under-sea fiber cable system. The Company paid $975,000 upon execution of the agreement and $8,775,000 on June 15, 1998, the date of activation. The cost of the IRU will be amortized over the life of the 25 year agreement. In addition, the Company will be responsible for its pro rata share of the cost and fees in relation to the operation and maintenance of the cable system.

   On May 21, 1998, the Company entered into an IRU agreement with Southern Cross Cable Network (Southern Cross) for the right to use network capacity in an under-sea fiber cable system. The Company paid $2,520,000 upon execution of the agreement. The IRU is scheduled to be ready for service by December 1999. Provided that the cable system is ready for service by this date, the Company will owe an additional $17,480,000, payable $2,480,000 in December 1999, and in three annual installments of $5,000,000 thereafter. Until such time as the cable system is ready for service, the Company is accounting for the initial payment of $2,520,000 as a deposit. In addition, the Company will be responsible for its pro rata share of the cost and fees in relation to the operation and maintenance of the cable system. As a result of the Company's financial and liquidity problems (see note 1), the Company does not intend to make the scheduled payments on the Southern Cross IRU. The Company is attempting to sell its interests in this IRU. The Company recorded an impairment loss of $2,020,000 in 1998 on the Southern Cross deposit.

   In October 1998, the Company developed a restructuring plan (see note 10). As part of this restructuring plan, management of the Company committed to a plan to stop providing wholesale services to customers. Certain network equipment assets and leasehold improvements were identified by the Company that supported the wholesale business exclusively. These assets are reported on the combined financial statements at the lower of net carrying value or estimated fair value less costs to sell. The net carrying value of these assets at December 31, 1998 is $1,254,354 and is included in network equipment. Upon recording these assets at the lower of net carrying value or estimated fair value, the Company recognized a loss of $1,263,991. This loss is

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

included in selling, general, and administrative expenses on the combined financial statements. No further depreciation is being recorded on these assets. The majority of these assets were sold in June 1999. All remaining assets are expected to be sold by December 1999.

   As a result of the Company's financial and liquidity problems (see note 1), management of the Company decided not to complete their Saville Systems Convergent Billing Platform. Capitalized costs of $6,414,878 relating to this billing system were recognized by the Company as an impairment loss in the fourth quarter of 1998.

   Also in the fourth quarter of 1998, the Company recognized an impairment loss of $740,775 relating to certain network equipment assets. Management concluded that the future cash flows expected from these assets were less than their net carrying value.

(7) Leases

   The Company leases certain network equipment under capital leases and certain network equipment and office space under operating leases. Future minimum lease payments under these lease agreements are summarized as follows:

                                                             Capital   Operating
                                                              leases    leases
                                                             --------  ---------
Year ending December 31:
  1999...................................................... $138,805   519,461
  2000......................................................   39,327   273,495
  2001......................................................      --    134,483
                                                             --------  --------
    Total minimum lease payments............................  178,132  $927,439
                                                                       ========
Less amount representing interest...........................  (16,993)
                                                             --------
                                                             $161,139
                                                             ========

   Rent expense under operating leases totaled $682,630, $1,423,104 and $1,896,844 for the years ended December 31, 1996, 1997 and 1998, respectively.

(8) Shareholders' Equity

 Initial Public Offering (IPO)

   On July 14, 1997, the Company consummated an IPO. The Company sold 4,000,000 shares of common stock at a price to the public of $10 per share for net proceeds of $35,640,343. On August 12, 1997, the underwriters exercised their over-allotment option and purchased an additional 450,000 shares at $10 per share which yielded net proceeds to the Company of $4,185,000.

 Stock Option Plan

   The Company has a stock option plan (the Plan) pursuant to which the Company's Board of Directors may grant nonqualified and performance-based options to employees. The Plan authorizes grants of option to purchase up to 4,750,000 shares of authorized but unissued common stock. All options subsequent to September 30, 1996 have been granted with an exercise price equal to the stock's fair market value at the date

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

of grant. All stock options have a three or ten-year term and become fully exercisable on the date of grant or in increments over a three-year vesting period. At December 31, 1998, there were 825,077 shares available for grant under the Plan.

   Stock option activity during the periods indicated is summarized below:

                                                    Weighted           Weighted
                              Shares                average   Options  average
                             reserved     Options   exercise exercis-  exercise
                            for options outstanding  price     able     price
                            ----------- ----------- -------- --------- --------
   Outstanding at January
    1, 1996................  4,000,000         --    $  --
     Granted...............  2,368,969   1,631,031     1.31
     Exercised.............        --          --       --
     Canceled..............  2,373,079      (4,110)    1.31
                             ---------   ---------
   Outstanding at December
    31, 1996...............  2,373,079   1,626,921     1.31    513,888  $1.31
                                                             =========  =====
     Granted...............  1,889,640     483,439    10.06
     Exercised.............        --     (188,367)    1.31
     Canceled..............  1,915,055     (25,415)    1.39
                             ---------   ---------
   Outstanding at December
    31, 1997...............  1,915,055   1,896,578     3.54  1,036,544  $2.21
                                                             =========  =====
     Additional shares
      authorized...........  2,665,055         --       --
     Granted...............    378,168   2,286,887    12.84
     Exercised.............        --     (537,503)    1.31
     Canceled..............    825,077    (446,909)   11.82
                             ---------   ---------
   Outstanding at December
    31, 1998...............    825,077   3,199,053   $ 9.40  1,477,270  $6.25
                             =========   =========   ======  =========  =====

   On May 19, 1998, the Company increased the number of shares available for grant under the stock option plan from 4,000,000 to 4,750,000.

                                                       Options exercisable at
        Options outstanding at December 31, 1998          December 31, 1998
   ---------------------------------------------------------------------------
                                   Weighted
                                    average
                       Number      remaining  Weighted     Number     Weighted
   Range of        outstanding at contractual average  exercisable at average
   exercise         December 31,     life     exercise  December 31,  exercise
    prices              1998        (years)    price        1998       price
   --------        -------------- ----------- -------- -------------- --------
   $ 1.31              800,184       7.26      $ 1.31      702,324     $ 1.31
     1.31 - 2.00       138,600       9.80        1.34       25,000       1.34
     2.09 - 9.00       258,200       3.82        7.55      170,000       8.51
    10.00              427,288       8.44       10.00      308,702      10.00
    10.06 - 14.47      583,110       8.95       13.43      217,244      13.34
    14.50               10,000       9.35       14.50       10,000      14.50
    14.81              600,000       9.11       14.81          --         --
    15.00              347,671       9.33       15.00       12,000      15.00
    15.25                4,000       9.34       15.25        2,000      15.25
    16.27 - 16.28       30,000       9.18       16.28       30,000      16.28
                     ---------       ----      ------    ---------     ------
   $ 1.31 - 16.28    3,199,053       8.16      $ 9.40    1,477,270     $ 6.25
                     =========       ====      ======    =========     ======

   The Company applies the intrinsic value method prescribed by APB No. 25 in accounting for the Plan and, accordingly, compensation costs of $1,032,646, $342,380 and $285,317 have been recognized for its stock

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

options in the combined financial statements for the years ended December 31, 1996, 1997 and 1998, respectively. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been:

                             December 31,
                                 1996         December 31, 1997     December 31, 1998
                            --------------- --------------------- ---------------------
                               As     Pro       As        Pro         As        Pro
                            reported forma   reported    forma     reported    forma
                            -------- ------ ---------- ---------- ---------- ----------
   Loss before
    extraordinary item..... $118,322 79,767 13,524,361 14,296,982 81,326,763 88,620,000
                            -------- ------ ---------- ---------- ---------- ----------
   Net loss................ $118,322 79,767 23,495,176 24,267,797 81,326,763 88,620,000
                            ======== ====== ========== ========== ========== ==========

   The pro forma impact on income assumes no options will be forfeited. The pro forma effects are not representative of the effects on reported net income for future years, as most of the Company's employee stock option grants vest in increments over a period of three years.

   Under SFAS No. 123, the per-share minimum value of stock options granted in 1996 was $0.61. For the year ended December 31, 1996, the minimum value, estimated as of the grant date, does not take into account the expected volatility of the underlying stock as prescribed by SFAS No. 123 for privately held companies. The input variables used to calculate the per-share minimum value included a weighted-average risk-free interest rate of 6.43%, no expected dividend yields, and an estimated option life of 3 years.

   The per-share weighted-average fair value of stock options granted during 1997 and 1998 was $4.79 and $9.57, respectively. For the year ended December 31, 1997 and 1998, the fair value was estimated as of the grant date using the Black-Scholes option pricing model. Input variables used in the model for 1997 and 1998 included a weighted-average risk-free interest rate of 5.33% and 4.70%, respectively, no expected dividend yields, an expected volatility factor of 65% and 120%, respectively and an estimated option life of 3.05 and 3.00 years, respectively.

   Options granted during 1996 included performance based options. The compensation expense recorded for these performance based options under APB No. 25 was greater than the expense recorded if the Company had determined compensation cost under SFAS No. 123.

 Independent Agent Stock Option Plan

   During 1998, the Company adopted an incentive program for independent agents that allows these non-employees to obtain stock options for certain contributions made to the Company. Total options granted to agents were 321,400. The Company recognized commission expense of $474,241 as a result of granting these options. The weighted-average grant-date fair value of these options was approximately $1.48.

 Warrants--Private Offering

   In connection with the Private Offering, the Company issued warrants to purchase 1,160,107 shares of the Company's common stock which, at the time of closing of the Private Offering, represented 4% of the Company's fully diluted common stock. On July 2, 1997, in accordance with the provisions of the Private Offering Agreement, the warrants increased in value by 167,393 shares to represent 4.5% of the Company's fully diluted common stock. During 1998, these warrants were exercised in a cashless transaction. Total warrants exercised were 1,327,333, which represented the total warrants outstanding of 1,327,500 less 167 warrants which were canceled. The canceled warrants represent the value of the consideration (exercise price) due from the warrant holder at the time of exercise.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

 Warrants -- Forbearance Agreements

   During November and December 1998, the Company entered into forbearance agreements with certain telecommunications carriers and vendors. The forbearance agreements include terms of repayment to satisfy a portion of the amount the Company owed the carrier or vendor at a date agreed to in the agreement. At December 31, 1998, the Company owed $31,324,381 to carriers and vendors under the terms of these agreements. The amounts owed by the Company subject to the forbearance agreements is included in accounts payable in the combined financial statements. The Company is to pay the carrier or vendor the amount included in the forbearance agreement in equal installments over a three to six month period. Interest on the forbearance agreements range from 7.75% to 12.00%. At December 31, 1998, accrued interest of $381,505 relating to these agreements is included in accrued expenses on the combined financial statements. Certain forbearance agreements provide for the Company to issue warrants to the carrier or vendor upon the last monthly payment made under the agreement. The number of warrants to be issued by the Company is equal to a certain percent, ranging from 2% to 5% of the amount included in the forbearance agreement. The total number of warrants to be issued by the Company under these forbearance agreements at December 31, 1998 is 924,567. The warrants are exercisable at any time after issuance and have an exercise price of $1.00. Each warrant can be exercised for one common share of the Company's common stock. The weighted-average grant-date fair value of these warrants was $1.30.

   The Company entered into forbearance agreements with other telecommunications carriers subsequent to December 31, 1998 totaling $579,482. The total number of warrants to be issued under these forbearance agreements is 5,500, which can be exercised for one common share of the Company's common stock.

 Warrants -- Building Purchase

   During December 1998, the Company issued 11,010 warrants for partial payment on a building purchase. These warrants are exercisable through December 2001 at an exercise price of $1.00. The weighted-average grant-date fair value of these warrants was approximately $0.89. Each warrant can be exercised for one common share of the Company's common stock.

(9) Income Tax Matters

   Income tax expense (benefit) for the years ended December 31 is comprised of the following:

                                                     1996        1997      1998
                                                   ---------  ----------  ------
   Current:
     Federal...................................... $(172,478) (1,309,398)    --
     State........................................   (64,903)    (42,202)    --
     Foreign......................................       --      139,907  29,908
                                                   ---------  ----------  ------
                                                    (237,381) (1,211,693) 29,908
   Deferred:
     Federal......................................   167,066     552,571     --
     State........................................    62,867      82,596     --
     Foreign......................................       --          --      --
                                                   ---------  ----------  ------
                                                     229,933     635,167     --
                                                   ---------  ----------  ------
                                                   $  (7,448)   (576,526) 29,908
                                                   =========  ==========  ======

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

   Income tax expense (benefit) differs from the amount computed by applying the federal income tax rate of 34% to losses before taxes, as follows:

                                              1996       1997        1998
                                            --------  ----------  -----------
   Expected federal income tax (benefit)... $(42,762) (4,872,309) (27,640,931)
   State income tax (benefit), net of
    federal effect.........................   (1,344)     26,660          --
   Increase in valuation allowance, net of
    amount allocated to extraordinary
    item...................................      --    3,695,829   21,354,691
   Foreign and unconsolidated subsidiary,
    net operating losses...................      --      853,407    7,636,991
   Stock options exercised.................      --     (416,960)  (2,438,767)
   Nondeductible goodwill..................      --        3,537      747,464
   Other nondeductible expenses, net.......   36,658     133,310      370,460
                                            --------  ----------  -----------
                                            $ (7,448)   (576,526)      29,908
                                            ========  ==========  ===========

   The tax effect of significant temporary differences giving rise to deferred income tax assets and liabilities as of December 31 are shown below:

                                                        1997         1998
                                                     -----------  -----------
   Deferred income tax liabilities:
     Property and equipment, principally
      depreciation adjustments...................... $ 1,404,074    1,898,908
     Capitalized software...........................     605,321    1,133,747
     Unearned foreign exchange difference...........         323       13,483
                                                     -----------  -----------
       Total gross deferred tax liabilities.........   2,009,718    3,046,138
                                                     -----------  -----------
   Deferred income tax assets:
     Allowance for credit losses....................   2,115,503    1,061,404
     Accrued compensation...........................     603,001      631,116
     Net operating loss carryforward................   4,986,678   28,092,567
     Charitable contribution carryforward...........         --       151,339
     Unearned revenue...............................      65,552        9,062
     Amortization of goodwill.......................         --       246,251
     Tax credit carryforward........................     248,985      249,150
     Other..........................................     106,044       75,985
                                                     -----------  -----------
       Total gross deferred tax assets..............   8,125,763   30,516,874
   Less valuation allowance.........................  (6,116,045) (27,470,736)
                                                     -----------  -----------
       Net deferred tax assets......................   2,009,718    3,046,138
                                                     -----------  -----------
       Net deferred tax asset (liability)........... $       --           --
                                                     ===========  ===========

   The valuation allowance for deferred tax assets as of December 31, 1997 and 1998 was $6,116,045 and $27,470,736, respectively. The net change in the total valuation allowance for the years ended December 31, 1997 and 1998 was an increase of $6,116,045 and $21,354,691, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset,

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

the Company will need to generate future taxable income of approximately $80,000,000 prior to the expiration of the net operating loss carryforwards in 2018. Taxable loss for the years ended December 31, 1997 and 1998 was approximately $22,000,000 and $68,500,000, respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, a valuation allowance has been established for the Company's net deferred tax assets as of December 31, 1997 and 1998.

   At December 31, 1998, the Company has net operating loss carryforwards for federal income tax purposes of approximately $82,600,000, which are available to offset future federal taxable income, if any, through 2018. In addition, the Company has alternative minimum tax credit carryforwards of approximately $249,000 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

(10) Restructuring Plan

   In the fourth quarter of 1998, the Company recorded provisions of $2,060,770 for restructuring expenses. These expenses are included in selling, general, and administrative expenses in the combined financial statements. Included in this charge are severance and other costs of $1,938,501 and costs related to losses on contractual obligations of $122,269. The Company's restructuring plan commitments in 1998, which are expected to be fully completed in 1999, included initiatives to cease all activities related to the strategy to create a multi-service network, including terminating all employees assigned specifically to this task and abandoning all contractual obligations. The restructuring plan also committed to terminate and pay severance to certain personnel. As part of the restructuring initiative, 130 employees have been eliminated from the Company as of December 31, 1998. The remaining restructuring accrual of $1,256,628 at December 31, 1998 is included with accrued expenses in the combined financial statements.

(11) Commitments and Contingencies

 Commitments with Telecommunications Companies

   The Company has a $3,000,000 usage commitment with MFS/WorldCom in Frankfurt, Germany, to use MFS/WorldCom's fiber-optic network in its delivery of telecommunications services. This agreement began on September 5, 1997 and extends through June 30, 1999. A charge to cost of revenues of $2,150,496 was recognized by the Company for a shortfall in the usage commitment during December 1998.

   The Company also has a two-year minimum usage commitment of $55,000,000 with WorldCom which began on May 1, 1998.

   The Company has an agreement with Epoch Networks, Inc. for internet services, with a minimum usage commitment of $875,000 over the next two years. This agreement began June 1, 1998. A charge to cost of revenues of $875,000 was recognized by the Company for a shortfall in the usage commitment during December 1998.

   Shortfalls in usage commitments, if any, are recorded as cost of revenues in the period identified.

 Letters of Credit

   The Company has outstanding irrevocable letters of credit in the amount of $418,520 as of December 31, 1998 with certain lessors and carriers. These letters of credit, which have expiration dates from March 15, 1999 through June 15, 1999, collateralize the Company's obligations for lease commitments and network usage on

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

the carriers' networks. The fair value of these letters of credit is estimated to be the same as the contract values based on the nature of the arrangement with the issuing banks.

 Retirement Plan

   Effective January 1, 1996, the Company adopted the Telegroup, Inc. 401(k) Retirement Savings Plan (the 401(k) Plan). The 401(k) Plan is a defined contribution plan covering all employees of the Company who have one year of service and have attained the age of twenty-one. Participants may contribute up to 15% of their base pay in pretax dollars. The Company will match employee contributions on a discretionary basis. Vesting in Company contributions is 100% after five years in the 401(k) Plan. The Company made no contributions to the 401(k) Plan in 1996, 1997 and 1998.

 Litigation

   The Company is a party to certain litigation which has arisen in the ordinary course of business. The most significant of these is described below.

   Subsequent to December 31, 1998, the Company was contacted by Cygnus Telecommunications Technology (Cygnus) asserting that the Company has infringed upon its patent rights. Cygnus is currently seeking relief from the automatic stay provision of the Bankruptcy Code (see note 1) to proceed with the infringement suit asserting an administrative claim of $1,200,000 against the Company. While it is not possible to predict with certainty the outcome of the litigation pending against the Company, it is the opinion of management that the ultimate disposition of these matters will not have a material adverse effect on the financial statements of the Company.

 Other Commitments

   On August 3, 1998, the Company entered into a Construction and Maintenance Agreement (C&MA) to build the Japan-U.S. Cable Network, an under-sea cable system that will connect Japan and the U.S. by mid-year 2000. Under the C&MA, the Company is committed to pay approximately $2,200,000 for ownership of its 0.17% share of this trans-Pacific cable over the next two years. The Company does not intend to make any future payments on this agreement.

(12) Business Segment and Significant Customer

   The Company operates in a single industry segment. The geographic origin of revenue is as follows:

                                                  Year ended December 31,
                                            ------------------------------------
                                                1996        1997        1998
                                            ------------ ----------- -----------
   United States........................... $ 60,360,882 124,195,135 164,413,294
   Europe..................................   81,137,404  96,725,712 107,308,784
   Pacific Rim.............................   42,185,403  81,248,379  56,473,521
   Other...................................   29,523,820  30,931,649  31,736,088
                                            ------------ ----------- -----------
                                            $213,207,509 333,100,875 359,931,687
                                            ============ =========== ===========

   All revenue was derived from unaffiliated customers. For the years ended December 31, 1996 and 1997, approximately 12% and 13%, respectively, of the Company's total revenues were derived from a single customer. There were no customers representing over 10% of total revenues during 1998.

                 TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                     December 31, 1996, 1997 and 1998

(13) Consideration Given In-Lieu of Future Commissions

   On January 15, 1998, the Company prepaid sales commissions owed to certain independent sales agents. Total consideration was $700,000 and 40,000 shares of unregistered common stock valued at $565,000.

   On April 30, 1998, the Company prepaid sales commissions owed to an independent sales agent. Total consideration was $210,000.

   On May 31, 1998, the Company prepaid sales commissions owed to its Latin American coordinator. Consideration was 25,294 shares of unregistered common stock valued at $337,193.

   On June 30, 1998, the Company entered into an agreement to prepay commissions owed to an independent sales agent. Total consideration paid on June 30, 1998 was $1,100,000. Per the agreement, common stock valued at $1,000,000 was to be issued. On August 29, 1998, the agreement was amended. Instead of common stock valued at $1,000,000, the Company agreed to issue 85,179 shares of registered common stock valued at $574,671 and a promissory note for $500,000. The promissory note bears interest at 8.0% per annum. At December 31, 1998, $360,575 remains outstanding on this note and is included in long-term debt on the financial statements.

   On September 18, 1998, the Company prepaid sales commissions owed to a country coordinator. Total consideration was 31,264 shares of unregistered common stock valued at $115,370.

   The consideration given by the Company for the prepayment of these commissions is being amortized to selling, general and administrative expenses using an accelerated method over the estimated life of the agent or coordinator's customers or three years, whichever is shorter.

                    TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                            COMBINED BALANCE SHEETS
                      December 31, 1998 and March 31, 1999

                                                      December 31,     March 31,
                                                          1998           1999
                                                      -------------  -------------
                       Assets
Current assets:
  Cash and cash equivalents.......................... $  19,101,837     14,118,503
  Accounts receivable and unbilled services, less
   allowance for credit losses of $4,423,308 at
   December 31, 1998 and $5,582,388 at
   March 31, 1999....................................    52,492,330     40,623,867
  Prepaid expenses and other assets..................     3,194,644     11,562,433
  Receivables from shareholders......................        85,777            --
  Receivables from employees.........................        54,901         44,633
                                                      -------------  -------------
    Total current assets.............................    74,929,489     66,349,436
                                                      -------------  -------------
Net property and equipment...........................    54,676,104     51,881,283
                                                      -------------  -------------
Other assets:
  Deposits and other assets..........................     4,418,531      3,583,161
  Goodwill, net of amortization of $223,458 at
   December 31, 1998 and $355,080 at March 31, 1999..     4,148,679      4,610,327
  Capitalized software, net of amortization..........     3,334,549      2,350,056
  Debt issuance costs, net of amortization...........     3,513,108      3,365,482
                                                      -------------  -------------
                                                         15,414,867     13,909,026
                                                      -------------  -------------
    Total assets..................................... $ 145,020,460  $ 132,139,745
                                                      =============  =============
   Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
  Accounts payable................................... $  88,602,750     81,537,529
  Commissions payable................................     4,173,700      3,054,966
  Accrued expenses...................................     6,551,162      8,757,396
  Notes payable......................................    24,832,437     25,234,421
  Customer deposits..................................       693,781        639,691
  Unearned revenue...................................       153,430        115,215
  Current portion of capital lease obligations.......       123,656        124,195
  Current portion of long-term debt..................   111,130,591    113,130,460
                                                      -------------  -------------
    Total current liabilities........................   236,261,507    232,593,873
                                                      -------------  -------------
Capital lease obligations, excluding current por-
 tion................................................        37,483         30,564
Long-term debt, excluding current portion............       118,677        107,194
Common stock, no par or stated value; 150,000,000
 shares authorized, 33,689,785 and 33,851,728 issued
 and outstanding at December 31, 1998 and March 31,
 1999, respectively..................................           --             --
Additional paid-in capital...........................    63,313,048     63,521,300
Retained deficit.....................................  (155,267,829)  (164,224,629)
Accumulated other comprehensive income...............       557,574        111,443
                                                      -------------  -------------
    Total shareholders' equity (deficit).............   (91,397,207)  (100,591,886)
                                                      -------------  -------------
Commitments and contingencies
    Total liabilities and shareholders' equity (defi-
     cit)............................................ $ 145,020,460    132,139,745
                                                      =============  =============

                    TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

        COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSES

                Three months ended March 31, 1998 and 1999

                                                         1998         1999
                                                     ------------  ----------
Revenues:
  Retail............................................ $ 54,644,211  59,607,224
  Wholesale.........................................   28,846,014   4,947,228
                                                     ------------  ----------
    Total revenues..................................   83,490,225  64,554,452
Cost of revenues....................................   66,940,491  43,448,399
                                                     ------------  ----------
    Gross profit....................................   16,549,734  21,106,053
                                                     ------------  ----------
Operating expenses:
  Selling, general and administrative expenses......   23,464,359  21,227,910
  Depreciation and amortization.....................    2,098,760   3,499,058
  Stock option-based compensation...................       85,595         --
                                                     ------------  ----------
    Total operating expenses........................   25,648,714  24,726,968
                                                     ------------  ----------
    Operating loss .................................   (9,098,980) (3,620,915)
Other income (expense):
  Interest expense..................................   (2,490,005) (3,910,386)
  Interest income...................................    1,123,819     145,213
  Foreign currency transaction gain (loss)..........     (135,306)    149,587
  Other.............................................       42,565      65,436
                                                     ------------  ----------
    Loss before income taxes .......................  (10,557,907) (7,171,065)
Income tax expense..................................      (87,880)   (117,331)
                                                     ------------  ----------
    Net loss........................................ $(10,645,787) (7,288,396)
Foreign currency translation adjustment, net of
 tax................................................     (162,913)   (446,131)
                                                     ------------  ----------
    Comprehensive loss.............................. $(10,808,700) (7,734,527)
                                                     ============  ==========

                    TELEGROUP, INC. AND CERTAIN SUBSIDIARIES

                       COMBINED STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 1998 and 1999

                                                          1998         1999
                                                      ------------  ----------
Cash flows from operating activities:
  Net loss........................................... $(10,645,787) (7,288,396)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depreciation and amortization....................    2,098,760   3,499,058
    Loss on sale of equipment........................          378     131,675
    Provision for credit losses on accounts
     receivable......................................    1,369,658   2,652,876
    Accretion of debt discounts......................    1,969,473   2,181,402
    Stock option-based compensation expense..........       85,595         --
  Changes in operating assets and liabilities,
   excluding the effects of business combinations:
    Accounts receivable and unbilled services........    5,070,133   9,215,587
    Prepaid expenses and other assets................    1,015,181  (8,367,789)
    Deposits and other assets........................   (2,539,503)    835,370
    Accounts payable, commissions payable and accrued
     expenses........................................     (776,218) (5,977,721)
    Unearned revenue.................................      (90,953)    (38,215)
    Customer deposits................................      301,786     (54,090)
                                                      ------------  ----------
      Net cash used in operating activities..........   (2,141,497) (3,210,243)
                                                      ------------  ----------
Cash flows from investing activities:
  Purchases of equipment.............................   (5,708,070)   (151,344)
  Sales of securities available-for-sale.............    9,208,572         --
  Proceeds from sale of equipment....................          250     194,155
  Capitalization of software.........................     (394,068)        --
  Cash paid in business combinations, net of cash
   acquired..........................................     (424,050)        --
  Net change in receivables from shareholders and
   employees.........................................       41,999      96,045
                                                      ------------  ----------
  Net cash provided by investing activities..........    2,724,633     138,856
                                                      ------------  ----------
Cash flows from financing activities:
  Net proceeds from notes payable....................          --      401,984
  Debt issuance costs................................     (164,194)        --
  Net proceeds from options exercised................      579,489         --
  Net principal payments on other long-term
   borrowings........................................      (22,099)   (193,016)
  Principal payments under capital lease
   obligations.......................................      (40,054)     (6,380)
  Proceeds received on note due from shareholders....       31,420         --
                                                      ------------  ----------
      Net cash provided by financing activities......      384,562     202,588
                                                      ------------  ----------
Exchange rate changes................................     (162,913)   (446,131)
Carve-out of uncombined subsidiaries.................   (5,100,079) (1,668,404)
Shares issued in connection with business
 combinations of uncombined subsidiaries.............    4,056,504         --
                                                      ------------  ----------
      Net decrease in cash and cash equivalents......     (238,790) (4,983,334)
                                                      ------------  ----------
Cash and cash equivalents at beginning of year.......   72,763,095  19,101,837
                                                      ------------  ----------
Cash and cash equivalents at end of year............. $ 72,524,305  14,118,503
                                                      ============  ==========
Supplemental disclosures of cash flow information:
  Interest paid...................................... $     20,532     718,592
                                                      ============  ==========
  Income taxes paid.................................. $     10,370         --
                                                      ============  ==========
Supplemental disclosures of noncash investing and
 financing activities:
  Common stock issued in connection with business
   combinations...................................... $  4,056,504     208,252
                                                      ============  ==========
  Common stock issued in-lieu of future sales
   commissions....................................... $    565,000         --
                                                      ============  ==========

                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1999
                                 (in thousands)

                                                                                            Acquisition
                                                       Primus(1)         Telegroup(1)        Adjustments            Pro Forma
                                                      ---------------  -----------------  ------------------     -----------------
ASSETS
CURRENT ASSETS
       Cash and cash equivalents                           $ 268,530           $ 14,119           $ (43,956) (2)        $ 226,466
                                                                                                    (12,227) (3)
       Restricted investments                                 27,464                  -                   -                27,464
       Accounts receivable, net                              102,510             40,624              (8,011) (4)          135,123
       Prepaid expenses and other current assets              20,876             11,607                   -                32,483
                                                      ---------------  -----------------  ------------------     -----------------
               Total current assets                          419,380             66,350             (64,194)              421,536
RESTRICTED INVESTMENTS                                        10,546                  -                   -                10,546
PROPERTY AND EQUIPMENT, net                                  171,013             54,231             (36,000) (5)          189,244
INTANGIBLES, net                                             214,347              7,976              (4,610) (6)          284,347
                                                                                                     (3,366) (7)
                                                                                                     70,000  (11)
OTHER ASSETS                                                  27,508              3,583                   -                31,091
                                                      ---------------  -----------------  ------------------     -----------------
               TOTAL ASSETS                                $ 842,794          $ 132,140           $ (38,170)            $ 936,764
                                                      ===============  =================  ==================     =================

LIABILITIES AND STOCKHOLDERS' EQUITY (deficit)
CURRENT LIABILITIES
       Accounts payable                                     $ 89,045           $ 81,538           $ (45,379) (3)        $ 120,964
                                                                                                     (4,240) (4)
       Accrued expenses and other current liabilities         42,658             10,758               1,234  (2)           54,650
       Accrued interest                                       14,288              1,809              (1,809) (9)           14,288
       Notes payable                                               -             25,234             (25,234) (8)                -
       Current portion of long-term obligations                5,204            113,255               4,592  (2)            9,796
                                                                                                   (113,255) (9)
                                                      ---------------  -----------------  ------------------     -----------------
               Total current liabilities                     151,195            232,594            (184,091)              199,698
LONG-TERM OBLIGATIONS                                        596,505                138              45,467  (2)          641,972
                                                                                                       (138) (9)
OTHER LIABILITIES                                                 25                  -                   -                    25
                                                      ---------------  -----------------  ------------------     -----------------
               Total liabilities                             747,725            232,732            (138,762)              841,695
                                                      ---------------  -----------------  ------------------     -----------------
COMMITMENTS AND CONTINGENCIES
TOTAL STOCKHOLDERS' EQUITY                                    95,069           (100,592)            100,592 (10)           95,069
                                                      ---------------  -----------------  ------------------     -----------------
               TOTAL LIABILITIES AND
               STOCKHOLDERS' EQUITY                        $ 842,794          $ 132,140           $ (38,170)            $ 936,764
                                                      ===============  =================  ==================     =================

(1)  Reflects March 31, 1999 historical balance sheet.
(2) To record the purchase entries to reflect the cash paid, short-term and long-term notes issued, and other acquisition expenses accrued.
(3) To eliminate cash and accounts payable related to Telegroup that were not purchased by Primus.
(4) To eliminate accounts receivable and payable related to the wholesale business that were not purchased by Primus.
(5) To reflect the write down of property, plant, and equimpment to estimated fair value, and removal of non-purchased assets.
(6) To eliminate the goodwill on Telegroup's balance sheet prior to acquisition.
(7)  To eliminate the debt issuance costs on Telegroup's balance sheet.
(8) To eliminate the notes payable on Telegroup's balance sheet not assumed by Primus.
(9) To eliminate the long-term obligations (including the current portion and accrued interest) were not assumed by Primus.
(10) To eliminate Telegroup's stockholders' equity.
(11) To record the excess purchase price over the estimated fair value of net assets acquired.

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                   (in thousands, except per share amounts)


                                                                                  Adjustments
                                                                          ---------------------------
                                                                                                           Pro Forma as
                                                Primus(1)    Telegroup(2)    Telegroup      Offerings        Adjusted
                                                --------     -----------     ---------      ---------      ------------
Net revenue                                     $131,228       $  64,554     $  (4,947) (3)  $      -        $  188,182
                                                                                (2,653) (4)
Cost of revenue                                  104,596          43,448        (4,725) (3)         -           143,319
                                                --------      ----------    ----------      ----------      -----------
Gross margin                                      26,632          21,106        (2,875)             -            44,863
Operating expenses:
   Selling, general, and administrative           29,296          21,228           (99) (3)         -            47,772

                                                                                (2,653) (4)
   Depreciation and amortization                   8,976           3,499          (414) (6)         -            13,478
                                                                                 1,417  (7)
                                                --------      ----------    ----------      ----------      -----------
        Total operating expenses                  38,272          24,727        (1,749)             -            61,250
                                                --------      ----------    ----------      ----------      -----------
Gain/(loss) from operations                      (11,640)         (3,621)       (1,126)             -           (16,387)
Interest expense                                 (16,770)         (3,910)        3,910  (5)     (1,279) (8)     (18,049)
Other income (expense)                             3,255             145             -               -            3,400
                                                                     215                                            215
                                                --------      ----------    ----------      ----------      -----------
Gain/(loss) before income taxes                  (25,155)         (7,171)        2,784          (1,279)         (30,821)
Income taxes                                           -            (117)            -               -             (117)
                                                --------      ----------    ----------      ----------      -----------
Net loss                                        $(25,155)     $   (7,288)   $    2,784      $   (1,279)     $   (30,938)
                                                ========      ==========    ==========      ==========      ===========
Basis & diluted net loss per share              $  (0.89)                                                   $     (1.09)
                                                ========                                                    ===========
Weighted average number of shares                 28,317                                                         28,317
                                                ========                                                    ===========

(1) Represents the historical results of operations of Primus for the three months ended March 31, 1999.
(2) Reflects the historical results of operations of Telegroup for the three months ended March 31, 1999.

Telegroup Adjustments:
(3) To eliminate wholesale net revenue, cost of revenue, and selling, general and administrative expenses, as this component of the Telegroup business had been substantially eliminated prior to the purchase by Primus.
(4) To reflect the reclassification of bad debt expenses from selling, general and administrative expenses to a reduction of net revenue to conform to Primus's accounting policies.
(5)  To eliminate interest expense on non-purchased obligations.
(6) To reverse amortization expense associated with Telegroup's previously acquired customer list, the excess of purchase price over the fair value of net assets acquired, depreciation and amortization of non-purchased fixed and cable assets, and amortization expense related to debt financing costs.
(7) To record amortization expense associated with acquired customer list and the excess of purchase price over the fair value of net assets acquired.

Offering Adjustments:
(8) To reflect the interest expense related to the issuance of $45.5 million of senior notes due 2009 in connection with the acquisition of certain Telegroup assets.

                                                               PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                                                           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                                    FOR THE YEAR ENDED DECEMBER 31, 1998
                                                                 (in thousands, except per share amounts)



                                                                                                          Adjustments
                                                                                                      ----------------------
                                                   Primus(1)        TresCom(2)        Telegroup(3)        TresCom
                                                ----------------  ----------------  ----------------- -----------------

Net revenue                                           $ 421,628          $ 71,342          $ 359,932          $ (1,817) (4)

                                                                                                                (5,957) (5)
Cost of revenue                                         353,016            60,632            299,651            (5,957) (5)

                                                ----------------  ----------------  ----------------- -----------------
Gross margin                                             68,612            10,710             60,281            (1,817)
Operating expenses:
       Selling, general, and administrative              79,532            16,050            106,628            (1,817) (4)


       Depreciation and amortization                     24,185             3,215             10,940            (1,046) (6)
                                                                                                                 4,333  (7)
       Impairment of long-lived asset                         -                 -             14,799                 -
                                                ----------------  ----------------  ----------------- -----------------
             Total operating expenses                   103,717            19,265            132,367             1,470
                                                ----------------  ----------------  ----------------- -----------------
Gain/(loss) from operations                             (35,105)           (8,555)           (72,086)           (3,287)
Interest expense                                        (40,047)             (754)           (11,069)                -
Interest income                                          11,504                 -              2,406                 -
Other income (expense)                                        -               288               (548)                -
                                                ----------------  ----------------  ----------------- -----------------
Gain/(loss) before income taxes                         (63,648)           (9,021)           (81,297)           (3,287)
Income taxes                                                  -                 -                (30)              -
                                                ----------------  ----------------  ----------------- -----------------
Net loss                                               $(63,648)         $ (9,021)          $(81,327)         $ (3,287)
                                                ================  ================  ================= =================

Basic & diluted net loss per share                      $ (2.61)
                                                ================

Weighted average number of shares                        24,432                                                  3,414
                                                ================                                      =================








                                                     Adjustments
                                                  ----------------------------------------
                                                          Telegroup              Offerings         Pro Forma
                                                   ----------------      -----------------      ----------------

Net revenue                                             $ (125,269) (8)               $ -             $ 704,260
                                                            (9,369) (9)
                                                            (6,230) (10)
Cost of revenue                                           (119,632) (8)                 -               582,158
                                                            (5,552) (10)
                                                   ----------------      -----------------      ----------------
Gross margin                                               (15,684)                     -               122,102
Operating expenses:
       Selling, general, and administrative                 (5,152) (8)                 -               182,547
                                                            (9,369) (9)
                                                            (3,325) (13)
       Depreciation and amortization                        (1,701) (14)                -                45,593
                                                             5,667  (15)
       Impairment of long-lived asset                      (14,799) (11)                -                     -
                                                   ----------------      -----------------      ----------------
             Total operating expenses                      (28,679)                     -               228,140
                                                   ----------------      -----------------      ----------------
Gain/(loss) from operations                                 12,995                      -              (106,038)
Interest expense                                            11,069  (12)           (5,115) (16)         (45,916)
Interest income                                                  -                      -                13,910
Other income (expense)                                           -                      -                  (260)
                                                   ----------------      -----------------      ----------------
Gain/(loss) before income taxes                             24,064                 (5,115)             (138,304)
Income taxes                                                     -                       -                  (30)
                                                   ----------------      -----------------      ----------------
Net loss                                                  $ 24,064               $ (5,115)            $(138,334)
                                                   ================      =================      ================

Basic & diluted net loss per share                                                                      $ (4.97)
                                                                                                ================

Weighted average number of shares                                                                        27,846
                                                                                                ================


(1)  Reflects the historical results of operations of Primus for the year ended December 31, 1998.
(2)  Reflects the historical results of operations of TresCom from January 1,1998 through June 9, 1998 (acquisition date).
(3)  Reflects the historical results of operations of Telegroup for the year ended December 31, 1998.

TresCom Adjustments:
(4)  To reflect the reclassification of bad debt expense from selling, general and administrative expenses to a reduction of net revenue to conform to Primus's accounting policies.
(5)  To eliminate the effects of intercompany transactions between Primus and TresCom.
(6)  To reverse amortization expense associated with TresCom's previously acquired customer list and the excess of purchase price over the fair value of net assets acquired.
(7)  To record amortization expense associated with acquired customer list and the excess of purchase price over the fair value of net assets acquired.

Telegroup Adjustments:
(8)  To eliminate wholesale net revenue, cost of revenue, and selling, general and administrative expenses, as this component of the
     Telegroup business had been substantially eliminated prior to the purchase by Primus.
(9)  To reflect the reclassification of bad debt expenses from selling, general and administrative expenses to a reduction of net revenue to conform to Primus's accounting policies.
(10) To eliminate the effects of intercompany transactions between Telegroup, Primus, and TresCom.
(11) To eliminate the write-down of non-purchased assets.
(12) To eliminate interest expense on non-purchased obligations.
(13) To eliminate restructuring expenses and losses on non-purchased assets held for disposal.
(14) To reverse amortization expense associated with Telegroup's previously acquired customer list, the excess of purchase price over the fair value of net assets acquired, depreciation and amortization of non-purchased fixed and cable assets, and amortization expense related to debt financing costs.
(15) To record amortization expense associated with acquired customer list and the excess of purchase price over the fair value of net assets acquired.

Offerings Adjustments:
(16) To reflect the interest expense related to the issuance of $45.5 million of senior notes due 2009 in connection with the acquisition of certain Telegroup assets.